CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Accountants and Legal Counsel” in the Statement of Additional Information and to the use of our report dated May 29, 2020 in Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-232549) of Morgan Creek Global Equity Long/Short Institutional Fund dated August 3, 2020.

/s/ ERNST & YOUNG LLP

Charlotte, North Carolina

August 3, 2020